UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 4, 2008 (August 30, 2008)

BioAuthorize Holdings, Inc.
formerly known as
Genesis Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-33073	20-2775009
(State or other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)

15849 N. 71st Street, Suite 226
Scottsdale, Arizona 85254-2179
(Address of Registrant's Principal Executive Offices) (Zip Code)

(928) 300-5965
(Registrant's telephone number, including area code)

___________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items in Form 8-K

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 3, 2008, BioAuthorize Holdings, Inc. formerly known as Genesis Holdings, Inc., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Agreement”) with Launch Pad Research and Marketing Company, an Arizona corporation (“Launch”), whereby Launch agreed to purchase from the Company 4,000,000 shares of the Company’s common stock, par value $.001 per share (the “Shares”), at $0.02 per share for a total sum of $80,000.00 in cash. A copy of the Securities Purchase Agreement is attached hereto as Exhibit 10.1. The Shares of the Company’s common stock were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering, and/or Regulation D promulgated thereunder, and in reliance upon exemptions from registration under applicable state securities laws.

The summary of the Securities Purchase Agreement set forth above does not purport to be a complete statement of the terms of the Securities Purchase Agreement.  This summary is qualified in its entirety by reference to the full text of the Securities Purchase Agreement attached hereto as Exhibit 10.1

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE.  ANY SECURITIES SOLD IN AS DESCRIBED ABOVE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The Company hereby incorporates by reference its response in Item 1.01 in response to Item 3.02 with regard to the terms, conditions and sale of the Shares. Launch represented that it is an “accredited investor” and made other investment representations and agreed that the Shares bear a restrictive legend against resale without registration under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Shares was made pursuant to Section 4(2) of the Securities Act for transactions not involving a public offering and/or Rule 506 of Regulation D as promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act, and in reliance upon exemptions from registration under applicable state securities laws.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)
Larry Don Bankston and Lenny Amado have each resigned as directors of the Company effective August 30, 2008. Mr. Bankston and Mr. Amado resigned as required under a post-closing condition of the share exchange with BioAuthorize, Inc., a Colorado corporation (“BioAuthorize”), whereby BioAuthorize became a wholly-owned subsidiary of the Company. Under the provisions of the Share Exchange Agreement (the “Agreement”) dated February 18, 2008, the Company issued 20,000,000 shares of its common stock in exchange for all of the outstanding capital stock of BioAuthorize, and the five (5) former BioAuthorize shareholders acquired approximately 80% of the outstanding shares of the Company’s common stock on a fully diluted basis (the “Share Exchange”). The summary of the Share Exchange is qualified in its entirety by reference to the current report on Form 8-K filed with the Commission on February 22, 2008. Under provisions of the Agreement, Larry Don Bankston and Lenny Amado were to resign from the Board of Directors, and G. Neil Van Wie and Gerald B. Van Wie were to be appointed to the Board following the filing of Schedule 14F-1 by the Company and satisfaction of the 10 day post-mailing waiting period prescribed by Commission regulations. The Schedule 14F-1 was filed with the Commission on May 12, 2008.

(d)
G. Neil Van Wie, 58, has been appointed as a director of the Company effective September 3, 2008 pursuant to the Share Exchange and provisions of the Agreement. The Board of Directors has not established any committees, and therefore Mr. Van Wie will not be named to serve on any committees. G. Neil Van Wie is the father of Gerald B. Van Wie. In connection with Mr. Van Wie’s appointment as a director of the Company, the Company did not enter into or materially amend any plan, contract or arrangement that Mr. Van Wie will participate in as a director of the Company. No compensation has been established for his position as a director of the Company.

Gerald B. Van Wie, 36, has been appointed as a director of the Company effective September 3, 2008 pursuant to the Share Exchange and provisions of the Agreement. The Board of Directors has not established any committees, and therefore Mr. Van Wie will not be named to serve on any committees. Gerald Van Wie is the son of G. Neil Van Wie. In connection with Mr. Van Wie’s appointment as a director of the Company, the Company did not enter into or materially amend any plan, contract or arrangement that Mr. Van Wie will participate in as a director of the Company. No compensation has been established for his position as a director of the Company.

Neither the Company nor any of its subsidiaries has entered into any transactions with G. Neil Van Wie or Gerald B. Van Wie described in Item 404(a) of Regulation S-K.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1 Securities Purchase Agreement dated September 3, 2008 by and between the Company and Launch Pad Research and Marketing Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAUTHORIZE HOLDINGS, INC.

Dated: September 4, 2008	By:	/s/ Yada Schneider
Yada Schneider,
President and CEO

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Securities Purchase Agreement dated September 3, 2008 by and between the Company and Launch Pad Research and Marketing Company.
*Filed herewith